UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2025, Omega Healthcare Investors, Inc. (“Omega”) completed an underwritten public offering of $600 million aggregate principal amount of its 5.200% Senior Notes due 2030 (the “Notes”). The Notes are governed by the terms of the Indenture, dated as of June 20, 2025 (the “Base Indenture”), among Omega, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated June 20, 2025 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), among Omega, the subsidiary guarantor identified below and the Trustee.

The Notes are guaranteed by Omega’s subsidiary, OHI Healthcare Properties Limited Partnership, and will be guaranteed by Omega’s existing and future subsidiaries that guarantee unsecured indebtedness for money borrowed of Omega in a principal amount at least equal to $100 million. The public offering price of the Notes was 99.118% of the principal amount.

Omega expects to use the net proceeds from the Notes offering for general corporate purposes, which may include, among other things, repayment of existing indebtedness and future acquisition or investment opportunities in healthcare-related real estate properties and to pay certain fees and expenses related to the offering.

The Notes mature on July 1, 2030, and bear interest at a rate of 5.200% per annum, payable semi-annually, on January 1 and July 1 of each year, commencing on January 1, 2026.

The Notes are Omega’s unsecured senior obligations and rank equally in right of payment with all of Omega’s existing and future senior debt and senior in right of payment to all of Omega’s existing and future subordinated debt. The Notes are effectively subordinated in right of payment to any of Omega’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future liabilities (including indebtedness, trade payable and lease obligations) of each of Omega’s non-guarantor subsidiaries.

Omega may redeem some or all of the Notes prior to June 1, 2030 (the “Par Call Date”) at a price equal to 100% of the principal amount of Notes to be redeemed, plus a “make-whole” premium calculated by reference to U.S. Treasuries with a maturity comparable to the Par Call Date (and assuming that such Notes matured, and that interest on such Notes was payable, on the Par Call Date), plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The Notes will be redeemable at any time on or after the Par Call Date at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The Indenture contains certain covenants that limit the ability of Omega and certain of its subsidiaries to, among other things, incur additional indebtedness and merge, consolidate or sell all or substantially all of the assets of Omega or its subsidiary guarantors’ assets. The Indenture also contains a covenant requiring Omega and its subsidiaries to maintain a certain amount of unencumbered assets.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The offering was made pursuant to Omega’s automatic shelf registration statement on Form S-3 (Registration No. 333-282376) and a related prospectus supplement filed with the Securities and Exchange Commission.

The foregoing description of the Notes and Indenture is qualified in its entirety by reference to the actual text of the Indenture (including the forms of Notes included therein), which is filed herewith as Exhibit 4.1 and Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of June 20, 2025, among Omega Healthcare Investors, Inc. and U.S. Bank Trust Company, National Association, as Trustee
4.2	First Supplemental Indenture dated as of June 20, 2025, among Omega Healthcare Investors, Inc., OHI Healthcare Properties Limited Partnership, as Subsidiary Guarantor, and U.S. Bank Trust Company, National Association, as Trustee
5.1	Opinion of Shapiro Sher Guinot & Sandler, P.A.
5.2	Opinion of Bryan Cave Leighton Paisner LLP
8.1	Tax Opinion of Bryan Cave Leighton Paisner LLP
23.1	Consent of Shapiro Sher Guinot & Sandler, P.A. (Included in Exhibit 5.1)
23.2	Consent of Bryan Cave Leighton Paisner LLP (Included in Exhibit 5.2 and 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: June 20, 2025	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Assistant Secretary